SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Emmis Communications Corporation

(Exact name of registrant as specified in its charter)

Indiana	35-1542018
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

40 Monument Circle, Suite 700
Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

EMMIS OPERATING COMPANY 401(K) PLAN

EMMIS OPERATING COMPANY 401(K) PLAN TWO

(Full title of the plans)

J. Scott Enright, Esq.
One Emmis Plaza
40 Monument Circle, Suite 700
Indianapolis, Indiana 46204
(Name and address of agent for service)

(317) 266-0100
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of		Proposed	Proposed
Securities	Amount	maximum	maximum	Amount of
to be	to be	offering price	aggregate	registration
registered	registered (1)	per share (2)	offering price	fee
CClass A Common Stock, par value $.01 per share	500,000	$4.34	$ _2,170,000	$66.62

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers additional shares of Class A Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)

  Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Class A Common Stock as reported by the NASDAQ National Market System on December 18, 2007, which was $4.34 per share.

Registration of Additional Securities Pursuant to General Instruction E to Form S-8

Pursuant to General Instruction E to Form S-8, the contents of the registration statement on Form S-8 filed by Emmis Communications Corporation (the "Registrant") with the Securities and Exchange Commission on May 30, 2003 (SEC File No. 333-105724) are incorporated by reference herein.

In addition, the Registrant's Annual  Report on Form 10-K for the fiscal year ended February 28, 2007, and all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended February 28, 2007, are hereby incorporated by reference herein.

Item 8.  Exhibits.

The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on December 21, 2007.

EMMIS COMMUNICATIONS CORPORATION

/s/ J. Scott Enright

J. Scott Enright

Vice President, Associate General Counsel and Secretary

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Jeffrey H. Smulyan and J. Scott Enright, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Jeffrey H. Smulyan and J. Scott Enright, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date
_/s/ Jeffrey H. Smulyan Jeffrey H. Smulyan	Director, Chairman of the Board, President (Principal Executive Officer)	December 21, 2007
_/s/ Patrick M. Walsh Patrick M. Walsh	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	December 21, 2007
/s/ Susan B. Bayh Susan B. Bayh	Director	December 21, 2007

_/s/ Gary L. Kaseff Gary L. Kaseff	Director, Executive Vice President and General Counsel	December 21, 2007
_/s/ Richard A. Leventhal Richard A. Leventhal	Director	December 21, 2007
_/s/ Peter A. Lund Peter A. Lund	Director	December 21, 2007
_/s/ Greg Nathanason Greg Nathanson	Director	December 21, 2007
_/s/ Lawrence B. Sorrel Lawrence B. Sorrel	Director	December 21, 2007

INDEX TO EXHIBITS

Exhibit No.

Description of Exhibit

4.1

Second Amended and Restated  Articles of Incorporation of the Company, as amended effective June 13, 2005. (The copy of this Exhibit filed as Exhibit 3.1 to the  Company's  Form 10-K for the fiscal year ended  February 28, 2006, is incorporated herein by reference.)

4.2

Amended and Restated By-Laws of the Company,  as amended to date. (The copy of this Exhibit filed as Exhibit 3.2 to the Company's Form 8-K filed on December 6, 2007, is incorporated  herein by reference.)

5

Opinion of Sommer Barnard PC, as to the legality of the securities being registered.

23.1

Consent of Consent of Independent Registered Public Accounting Firm--Ernst & Young LLP

 23.2

Consent of Sommer Barnard PC (included in the Sommer Barnard PC Opinion filed as Exhibit 5).

24

Power of Attorney  (included on the Signature Page of the Registration Statement).